                                                                    EXHIBIT 23.1








                             CONSENT OF KPMG LLP







The Board of Directors
Aqua-Chem, Inc.:

We consent to incorporation by reference in the registration statement No. 333-60759 on Form S-4 of Aqua-Chem, Inc. of our report dated January 24, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Aqua-Chem, Inc. and subsidiaries for the year ended December 31, 1996, and the related financial statement schedule, which report appears in the March 31, 1999 annual report on Form 10-K of Aqua-Chem, Inc.



Milwaukee, Wisconsin
June 28, 1999